Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2022 Fourth Quarter and Full Year Results
Full Year 2022 Total Revenue Exceeded $1 Billion with 14% Growth; Full Year 2022 Financial Results Met or Exceeded Guidance; Blackbaud Announces Full Year 2023 Financial Guidance with Substantial Margin Expansion
Charleston, S.C. (February 13, 2023) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and full year ended December 31, 2022.

"2022 was a year of substantial progress," said Mike Gianoni, president and CEO, Blackbaud. "We proactively took steps throughout the year to better position the company, manage it efficiently and effectively in a weakened economy, and drive profitability, cash flow and improvement on Rule of 40. Revenue surpassed the $1 billion mark for the first time in our company history, and we achieved 14% revenue growth year over year. Looking ahead, we are building on the strong execution in 2022 and remain focused on driving efficiencies and improvements across the business as we progress along our Rule of 40 journey. At the midpoint of our full year 2023 financial guidance ranges, we anticipate organic revenue growth at constant currency of 4%, adjusted EBITDA margin of 30% and Rule of 40 at constant currency of roughly 34%, up five points versus last year. We are confident in our outlook with plans in place to achieve substantial performance acceleration as the year progresses and deliver significant, enhanced shareholder value."
Fourth Quarter 2022 Results Compared to Fourth Quarter 2021 Results:
•GAAP total revenue was $274.8 million, up 10.8%, with $265.2 million in GAAP recurring revenue, up 11.1%.
•Non-GAAP organic recurring revenue increased 1.3%.
•GAAP loss from operations was $15.5 million, inclusive of security incident-related costs, net of insurance recoveries of $26.5 million, with GAAP operating margin of (5.7)%, a decrease of 300 basis points.
•Non-GAAP income from operations was $54.9 million, with non-GAAP operating margin of 20.0%, an increase of 20 basis points.
•GAAP net loss was $21.3 million, with GAAP diluted loss per share of $0.41, down $0.26 per share.
•Non-GAAP net income was $36.0 million, with non-GAAP diluted earnings per share of $0.68, down $0.07 per share.
•Non-GAAP adjusted EBITDA was $67.9 million, up $7.2 million, with non-GAAP adjusted EBITDA margin of 24.7%, an increase of 20 basis points.
•GAAP net cash provided by operating activities was $14.1 million, a decrease of $29.8 million.
•Non-GAAP adjusted free cash flow was $7.6 million, a decrease of $24.3 million, with non-GAAP adjusted free cash flow margin of 2.8%, a decrease of 1,010 basis points.
"We had a solid end to a strong 2022, meeting or exceeding full year financial guidance across revenue, profitability and adjusted free cash flow," said Tony Boor, executive vice president and CFO, Blackbaud. "For the full year 2022, Rule of 40 at constant currency was 29%, a two-point improvement over 2021. We drove strong cash generation throughout the year and will continue to rapidly deleverage in the near term. In 2023, we expect an acceleration in our financial performance as the year progresses, starting with meaningful improvement in the second quarter. We remain intently focused on managing costs and delivering substantial margin expansion and earnings potential with actions under management control. We will continue to drive operational execution across our business that we believe will accelerate Rule of 40 as the year progresses, giving further confidence in our ability to reach 40% in the next few years."

PRESS RELEASE

An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud was named to Newsweek’s list of America’s Most Responsible Companies 2023. Blackbaud is one of 500 companies on the list, which highlights leaders in corporate responsibility, spanning 14 industries.
•Blackbaud appointed two new directors to its board. Yogesh K. Gupta, president and CEO, Progress Software Corporation, and Rupal S. Hollenbeck, chief commercial officer, Check Point Software Technologies, joined Blackbaud’s board of directors. In addition, Timothy Chou, Ph.D., and Joyce M. Nelson retired from the Blackbaud board.
•Blackbaud named Chad Anderson chief accounting officer. Prior to this role, Anderson served Blackbaud as senior vice president and corporate controller.
•Blackbaud supported bold technology innovation through its Social Good Startup Program. Startups in the 2022 program recently visited Blackbaud’s world headquarters in December for an annual showcase, sharing their ideas on ways to impact the social good community. Additionally, Blackbaud welcomed its six newest members to the Social Good Startup Program with the January 2023 cohort.
•Blackbaud CEO Mike Gianoni was named to Charleston Business Magazine’s 50 Most Influential Hall of Fame, making the list of 50 Most Influential People for the fifth year.
•Blackbaud was honored as a Leading Employer by Built In’s 2023 Best Places to Work Awards and RippleMatch’s 2023 Campus Forward Awards.
•Blackbaud announced a major gift to support diversity, equity and inclusion globally in partnership with five organizations in each of the regions it operates.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Full-Year 2022 Results Compared to Full-Year 2021 Results:
•GAAP total revenue was $1.1 billion, up 14.1%, with $1.0 billion in GAAP recurring revenue, up 14.9%.
•Non-GAAP organic recurring revenue increased 4.0%.
•GAAP loss from operations was $28.5 million, with GAAP operating margin of (2.7)%, a decrease of 540 basis points.
•Non-GAAP income from operations was $202.6 million, with non-GAAP operating margin of 19.1%, a decrease of 250 basis points.
•GAAP net loss was $45.4 million, with GAAP diluted loss per share of $0.88, down $1.00 per share.
•Non-GAAP net income was $140.4 million, with non-GAAP diluted earnings per share of $2.69, down $0.35 per share.
•Non-GAAP adjusted EBITDA was $262.6 million, up $16.5 million, with non-GAAP adjusted EBITDA margin of 24.8%, a decrease of 170 basis points.
•GAAP net cash provided by operating activities was $203.9 million, a decrease of $9.8 million.
•Non-GAAP adjusted free cash flow was $153.7 million, a decrease of $14.6 million, with non-GAAP free cash flow margin of 14.5%, a decrease of 360 basis points.

PRESS RELEASE
Financial Outlook
Blackbaud today announced its 2023 full year financial guidance:
•Non-GAAP revenue of $1.08 billion to $1.11 billion
•Non-GAAP adjusted EBITDA margin of 29.5% to 30.5%
•Non-GAAP earnings per share of $3.30 to $3.60
•Non-GAAP adjusted free cash flow of $170 million to $190 million
Included in its 2023 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 20%
•Interest expense for the year is expected to be approximately $40 million to $44 million
•Fully diluted shares for the year are expected to be in the range of approximately 53 million to 54 million
•Capital expenditures for the year are expected to be in the range of approximately $65 million to $75 million, including approximately $55 million to $65 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2023, Blackbaud currently expects net cash outlays of $25 million to $35 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2022 Conference Call
When:    February 14, 2023
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

PRESS RELEASE
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact	Media Contact
IR@blackbaud.com	media@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit

PRESS RELEASE
over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; costs, net of insurance, related to the Security Incident; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$31,691	$55,146
Restricted cash	702,240	596,616
Accounts receivable, net of allowance of $7,318 and $11,155 at December 31, 2022 and December 31, 2021, respectively	102,809	102,726
Customer funds receivable	249	977
Prepaid expenses and other current assets	81,654	95,506
Total current assets	918,643	850,971
Property and equipment, net	107,426	111,428
Operating lease right-of-use assets	45,899	53,883
Software and content development costs, net	141,023	121,377
Goodwill	1,050,272	1,058,640
Intangible assets, net	635,136	698,052
Other assets	94,304	77,266
Total assets	$2,992,703	$2,971,617
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$42,559	$22,067
Accrued expenses and other current liabilities	86,002	100,096
Due to customers	700,860	594,273
Debt, current portion	18,802	18,697
Deferred revenue, current portion	382,419	374,499
Total current liabilities	1,230,642	1,109,632
Debt, net of current portion	840,241	937,483
Deferred tax liability	125,759	148,465
Deferred revenue, net of current portion	2,817	4,247
Operating lease liabilities, net of current portion	44,918	53,386
Other liabilities	4,294	1,344
Total liabilities	2,248,671	2,254,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 67,814,044 and 66,165,666 shares issued at December 31, 2022 and December 31, 2021, respectively	68	66
Additional paid-in capital	1,075,264	968,927
Treasury stock, at cost; 14,745,230 and 14,182,805 shares at December 31, 2022 and December 31, 2021, respectively	(537,287)	(500,911)
Accumulated other comprehensive income	8,938	6,522
Retained earnings	197,049	242,456
Total stockholders’ equity	744,032	717,060
Total liabilities and stockholders’ equity	$2,992,703	$2,971,617

Blackbaud, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Revenue
Recurring	$265,173	$238,584	$1,011,733	$880,850
One-time services and other	9,584	9,307	46,372	46,890
Total revenue	274,757	247,891	1,058,105	927,740
Cost of revenue
Cost of recurring	125,300	111,680	463,449	390,803
Cost of one-time services and other	10,183	12,379	41,940	52,392
Total cost of revenue	135,483	124,059	505,389	443,195
Gross profit	139,274	123,832	552,716	484,545
Operating expenses
Sales, marketing and customer success	57,088	47,366	221,455	186,314
Research and development	38,177	33,606	156,913	124,573
General and administrative	58,895	48,934	199,908	146,262
Amortization	662	553	2,925	2,227
Restructuring	—	—	—	263
Total operating expenses	154,822	130,459	581,201	459,639
(Loss) income from operations	(15,548)	(6,627)	(28,485)	24,906
Interest expense	(9,891)	(3,832)	(35,803)	(18,003)
Other income (expense), net	5	(159)	8,713	180
(Loss) income before (benefit) provision for income taxes	(25,434)	(10,618)	(55,575)	7,083
Income tax (benefit) provision	(4,175)	(3,561)	(10,168)	1,385
Net (loss) income	$(21,259)	$(7,057)	$(45,407)	$5,698
(Loss) earnings per share
Basic	$(0.41)	$(0.15)	$(0.88)	$0.12
Diluted	$(0.41)	$(0.15)	$(0.88)	$0.12
Common shares and equivalents outstanding
Basic weighted average shares	51,716,948	46,989,624	51,569,148	47,412,306
Diluted weighted average shares	51,716,948	46,989,624	51,569,148	48,230,438
Other comprehensive income
Foreign currency translation adjustment	7,906	(399)	(16,160)	661
Unrealized (loss) gain on derivative instruments, net of tax	(1,684)	3,602	18,576	8,358
Total other comprehensive income	6,222	3,203	2,416	9,019
Comprehensive (loss) income	$(15,037)	$(3,854)	$(42,991)	$14,717

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2022	2021
Cash flows from operating activities
Net (loss) income	$(45,407)	$5,698
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	102,369	82,410
Provision for credit losses and sales returns	6,066	11,450
Stock-based compensation expense	110,294	120,379
Deferred taxes	(26,644)	(2,429)
Amortization of deferred financing costs and discount	2,364	1,570
Other non-cash adjustments	5,676	10,490
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(7,340)	(6,525)
Prepaid expenses and other assets	26,235	(2,048)
Trade accounts payable	21,607	(9,670)
Accrued expenses and other liabilities	(2,386)	(8,190)
Deferred revenue	11,059	10,526
Net cash provided by operating activities	203,893	213,661
Cash flows from investing activities
Purchase of property and equipment	(12,289)	(11,664)
Capitalized software and content development costs	(58,774)	(40,489)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(20,912)	(419,120)
Cash received in sale of business	6,426	—
Net cash used in investing activities	(85,549)	(471,273)
Cash flows from financing activities
Proceeds from issuance of debt	211,000	582,200
Payments on debt	(310,740)	(152,971)
Debt issuance costs	—	(3,106)
Stock issuance costs	(1,339)	—
Employee taxes paid for withheld shares upon equity award settlement	(36,376)	(39,404)
Change in due to customers	111,386	(13,464)
Change in customer funds receivable	380	(731)
Purchase of treasury stock	—	(108,416)
Net cash (used in) provided by financing activities	(25,689)	264,108
Effect of exchange rate on cash, cash equivalents and restricted cash	(10,486)	297
Net increase in cash, cash equivalents and restricted cash	82,169	6,793
Cash, cash equivalents and restricted cash, beginning of year	651,762	644,969
Cash, cash equivalents and restricted cash, end of year	$733,931	$651,762
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$31,691	$55,146
Restricted cash	702,240	596,616
Total cash, cash equivalents and restricted cash in the statement of cash flows	$733,931	$651,762

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
GAAP Revenue	$274,757	$247,891	$1,058,105	$927,740

GAAP gross profit	$139,274	$123,832	$552,716	$484,545
GAAP gross margin	50.7%	50.0%	52.2%	52.2%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,109	5,094	14,436	19,952
Add: Amortization of intangibles from business combinations	11,686	8,209	48,492	34,812
Add: Employee severance	1,787	—	2,135	29
Subtotal	16,582	13,303	65,063	54,793
Non-GAAP gross profit	$155,856	$137,135	$617,779	$539,338
Non-GAAP gross margin	56.7%	55.3%	58.4%	58.1%

GAAP (loss) income from operations	$(15,548)	$(6,627)	$(28,485)	$24,906
GAAP operating margin	(5.7)%	(2.7)%	(2.7)%	2.7%
Non-GAAP adjustments:
Add: Stock-based compensation expense	26,635	30,899	110,294	120,379
Add: Amortization of intangibles from business combinations	12,348	8,762	51,417	37,039
Add: Employee severance	4,470	—	5,164	1,510
Add: Acquisition and disposition-related costs(1)	430	2,973	6,135	3,054
Add: Restructuring and other real estate activities	—	12,515	71	12,102
Add: Security Incident-related costs, net of insurance(2)	26,516	494	55,723	1,816
Add: Impairment of capitalized software development costs	—	—	2,263	—
Subtotal	70,399	55,643	231,067	175,900
Non-GAAP income from operations	$54,851	$49,016	$202,582	$200,806
Non-GAAP operating margin	20.0%	19.8%	19.1%	21.6%

GAAP (loss) income before (benefit) provision for income taxes	$(25,434)	$(10,618)	$(55,575)	$7,083
GAAP net (loss) income	$(21,259)	$(7,057)	$(45,407)	$5,698

Shares used in computing GAAP diluted (loss) earnings per share	51,716,948	46,989,624	51,569,148	48,230,438
GAAP diluted (loss) earnings per share	$(0.41)	$(0.15)	$(0.88)	$0.12

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(4,175)	(3,561)	(10,168)	1,385
Add: Total non-GAAP adjustments affecting income from operations	70,399	55,643	231,067	175,900
Non-GAAP income before provision for income taxes	44,965	45,025	175,492	182,983
Assumed non-GAAP income tax provision(3)	8,993	9,005	35,098	36,597
Non-GAAP net income	$35,972	$36,020	$140,394	$146,386

Shares used in computing non-GAAP diluted earnings per share	52,923,158	48,106,044	52,207,573	48,230,438
Non-GAAP diluted earnings per share	$0.68	$0.75	$2.69	$3.04
(1)Includes a $2.0 million noncash impairment of certain intangible assets held for sale during the twelve months ended December 31, 2022.
(2)Includes Security Incident-related costs incurred during the twelve months ended December 31, 2022 of $57.6 million, which includes approximately $23.0 million in recorded aggregate liabilities for loss contingencies, net of probable insurance recoveries during the same period of $1.9 million and during the twelve months ended December 31, 2021 of $40.6 million, net of probable insurance recoveries during the same period of $38.7 million. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2023, we currently expect net pre-tax expense of approximately $20 million to $30 million and net cash outlays of approximately $25 million to $35 million for ongoing legal fees related to the Security Incident. In line with our policy, legal fees, are expensed as incurred. As of December 31, 2022, we have recorded approximately $23.0 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain governmental agencies related to the Security Incident that we believe we can reasonably estimate. It is reasonably possible that our estimated or actual losses may change in the near term for those matters and be materially in excess of the amounts accrued, but we are unable at this time to reasonably estimate the possible additional loss. There are other Security Incident-related matters, including customer claims, customer constituent

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of December 31, 2022 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgement, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(3)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
GAAP revenue	$274,757	$247,891	$1,058,105	$927,740
GAAP revenue growth	10.8%		14.1%
Add: Non-GAAP acquisition-related revenue(1)	—	27,322	—	104,378
Less: Non-GAAP revenue from divested businesses(2)	—	(1,527)	—	(1,877)
Total Non-GAAP adjustments	—	25,795	—	102,501
Non-GAAP organic revenue(3)	$274,757	$273,686	$1,058,105	$1,030,241
Non-GAAP organic revenue growth	0.4%		2.7%

Non-GAAP organic revenue(3)	$274,757	$273,686	$1,058,105	$1,030,241
Foreign currency impact on non-GAAP organic revenue(4)	3,599	—	12,313	—
Non-GAAP organic revenue on constant currency basis(4)	$278,356	$273,686	$1,070,418	$1,030,241
Non-GAAP organic revenue growth on constant currency basis	1.7%		3.9%

GAAP recurring revenue	$265,173	$238,584	$1,011,733	$880,850
GAAP recurring revenue growth	11.1%		14.9%
Add: Non-GAAP acquisition-related revenue(1)	—	24,731	—	93,500
Less: Non-GAAP recurring revenue from divested businesses(2)	—	(1,510)	—	(1,858)
Total Non-GAAP adjustments	—	23,221	—	91,642
Non-GAAP organic recurring revenue(3)	$265,173	$261,805	$1,011,733	$972,492
Non-GAAP organic recurring revenue growth	1.3%		4.0%

Non-GAAP organic recurring revenue(3)	$265,173	$261,805	$1,011,733	$972,492
Foreign currency impact on non-GAAP organic recurring revenue(4)	3,093	—	10,914	—
Non-GAAP organic recurring revenue on constant currency basis(4)	$268,266	$261,805	$1,022,647	$972,492
Non-GAAP organic recurring revenue growth on constant currency basis	2.5%		5.2%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
GAAP net (loss) income	$(21,259)	$(7,057)	$(45,407)	$5,698
Non-GAAP adjustments:
Add: Interest, net	9,053	3,751	34,057	17,611
Add: GAAP income tax (benefit) provision	(4,175)	(3,561)	(10,168)	1,385
Add: Depreciation(1)	3,444	3,200	14,086	12,686
Add: Amortization of intangibles from business combinations	12,348	8,762	51,417	37,039
Add: Amortization of software and content development costs(2)	10,447	8,743	38,975	32,811
Subtotal	31,117	20,895	128,367	101,532
Non-GAAP EBITDA	$9,858	$13,838	$82,960	$107,230
Non-GAAP EBITDA margin	3.6%		7.8%

Non-GAAP adjustments:
Add: Stock-based compensation expense	26,635	30,899	110,294	120,379
Add: Employee severance	4,470	—	5,164	1,510
Add: Acquisition and disposition-related costs	430	2,973	6,135	3,054
Add: Restructuring and other real estate activities	—	12,515	71	12,102
Add: Security Incident-related costs, net of insurance(3)	26,516	494	55,723	1,816
Add: Impairment of capitalized software development costs	—	—	2,263	—
Subtotal	58,051	46,881	179,650	138,861
Non-GAAP adjusted EBITDA	$67,909	$60,719	$262,610	$246,091
Non-GAAP adjusted EBITDA margin	24.7%		24.8%

Rule of 40(4)	25.1%		27.5%

Non-GAAP adjusted EBITDA	67,909	60,719	262,610	246,091
Foreign currency impact on Non-GAAP adjusted EBITDA(5)	1,326	(294)	6,305	(3,622)
Non-GAAP adjusted EBITDA on constant currency basis(5)	$69,235	$60,425	$268,915	$242,469
Non-GAAP adjusted EBITDA margin on constant currency basis	24.9%		25.1%

Rule of 40 on constant currency basis(6)	26.6%		29.0%
(1)During the third quarter of 2020 and the fourth quarter of 2021, we reduced the estimated useful lives of our operating lease right-of-use assets for certain of our office locations we expected to exit. For these same office locations, we also reduced the estimated useful lives of certain facilities-related fixed assets, which resulted in increases in depreciation expense. The accelerated portions of the fixed asset depreciation expense related to these activities of $1.7 million for the three months and twelve months ended December 31, 2021, respectively, were presented in the "Restructuring and other real estate activities" line of the reconciliation of GAAP to non-GAAP financial measures. Total depreciation expense was $4.9 million and $14.4 million for the three and twelve months ended December 31, 2021, respectively.
(2)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(5)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(6)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Years ended December 31,
	2022	2021
GAAP net cash provided by operating activities	$203,893	$213,661
Less: purchase of property and equipment	(12,289)	(11,664)
Less: capitalized software and content development costs	(58,774)	(40,489)
Non-GAAP free cash flow	$132,830	$161,508
Add: Security Incident-related cash flows, net of insurance	20,864	6,739
Non-GAAP adjusted free cash flow	$153,694	$168,247